UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Envela Corporation
(Name of Registrant as Specified in its Charter)

/

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENVELA CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Envela Corporation (the “Company”, “we,” “us,” and “Envela”), a Nevada corporation, will be held at 2:00 PM, Central Time, June 24, 2026, at our corporate office, 1901 Gateway Drive, Irving, Texas 75038, for the following purposes:

1.	To elect six directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

2.	To approve the ratification of Whitley Penn, LLP (“Whitley Penn”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

3.	To approve the adjournment of the 2026 Annual Meeting, if necessary, to solicit additional proxies in favor of the Board of Directors’ (the “Board of Directors” or “Board”) recommended actions with respect to proposals one through two.

These items of business are more fully described in the proxy statement accompanying this notice.

Our Board of Directors unanimously recommends that you vote: (i) FOR the directors nominated and (ii) FOR the ratification of Whitley Penn.

Only holders of record of our Common Stock as of the close of business on May 5, 2026, are entitled to notice of, and to vote at our 2026 Annual Meeting and any adjournment(s) thereof. Our transfer books will not be closed.

You are cordially invited to attend the 2026 Annual Meeting. Whether or not you plan to attend the 2026 Annual Meeting and regardless of the number of shares you own, please register your vote by appointing a proxy by internet or telephone in accordance with the instructions on the enclosed proxy card, or alternatively, vote, sign, date, and return your proxy card in the self-addressed envelope provided. If you attend the 2026 Annual Meeting, you may vote your shares “in person”, even though you have previously signed and returned your proxy card.

By Order of the Board of Directors,

/s/ John R. Loftus
John R. Loftus
Chairman of the Board, Chief Executive Officer, and President

Dallas, Texas

April  27, 2026

PAGE
PROXY STATEMENT	4

VOTING PROCEDURES AND REVOCABILITY OF PROXIES	5

CORPORATE GOVERNANCE	6

General	6
Director Independence	6
Board Composition	6
Board Leadership	7
Board Committees and Responsibilities	7
Board’s Role in Risk Oversight	9
Policies	9

PROPOSAL ONE: ELECTION OF DIRECTORS	10

Information Concerning Experience, Qualifications, and Skills of the Director Nominees	11

DIRECTOR COMPENSATION	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13

PROPOSAL TWO: TO APPROVE THE RATIFICATION OF WHITLEY PENN AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	15

Fees Paid to Independent Registered Public Accounting Firm	15

REPORT OF THE AUDIT COMMITTEE	16

TRANSACTIONS WITH RELATED PERSONS	16

EXECUTIVE OFFICERS	17

Information Concerning Experience, Qualifications, and Skills of the Executive Officers	17

EXECUTIVE COMPENSATION	18

General	18
Compensation Program	18
Advice of Compensation Consultant	18
Summary Compensation Table	19
Pay-Versus-Performance	19
Discussion on Pay-Versus-Performance	20
Employment Agreements	20
Equity Compensation Plan Information	20

PROPOSAL THREE: TO APPROVE THE ADJOURNMENT OF THE 2026 ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE BOARD OF DIRECTORS’ RECOMMENDED ACTIONS WITH RESPECT TO PROPOSALS ONE THROUGH TWO	22

STOCKHOLDER COMMUNICATION AND PROPOSALS	23

PERSONS MAKING THE SOLICITATION	24

OTHER MATTERS	24

ENVELA CORPORATION

PROXY STATEMENT

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Envela Corporation, a Nevada corporation, to be used at our 2026 Annual Meeting to be held on June 24, 2026 at 2:00 PM Central Time, or at any adjournment or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice. The 2026 Annual Meeting will be held at our corporate office, 1901 Gateway Drive, Suite 100, Irving, Texas 75038.

To attend the 2026 Annual Meeting, the stockholder or third-party proxyholder must present the admission ticket included with the proxy card along with photo identification.

Our stockholders of record as of the close of business on May 5, 2026 (the “Record Date”) are entitled to vote at our 2026 Annual Meeting.

Important Notice of Availability of Proxy Materials for our 2026 Annual Meeting

These proxy materials, which include our Proxy Statement for the 2026 Annual Meeting, 2025 Annual Report on Form 10-K for the year ended December 31, 2025, and proxy card, are being sent to Envela stockholders on or about May 20, 2026, and are available on our website at www.envela.com.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

Voting Procedures

General

The accompanying proxy card is designed to permit each of our stockholders as of the Record Date to vote on each of the proposals properly brought before the 2026 Annual Meeting. As of the Record Date, there will be 25,963,476 shares of our common stock, par value $0.01 per share (our “Common Stock”), issued and outstanding and entitled to vote at the 2026 Annual Meeting. Each outstanding share of our Common Stock is entitled to one vote.

The holders of a majority of our outstanding shares of Common Stock that are entitled to vote, present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, will constitute a quorum for the transaction of business at the 2026 Annual Meeting. If a quorum is not present, the 2026 Annual Meeting may be adjourned from time to time until a quorum is obtained.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote. Broker non-votes are treated as shares present but not entitled to vote on the particular matter. Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by NYSE American LLC (the “Exchange”). Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Assuming that a quorum is present, directors will be elected by a plurality vote, and the six nominees who receive the most votes will be elected. Because directors need only be elected by a plurality of the vote, in an uncontested election, withhold votes, abstentions, and broker non-votes will not affect whether any particular nominee has received sufficient votes to be elected. There is no cumulative voting in the election of directors.

Assuming that a quorum is present, the ratification of the appointment of Whitley Penn as our independent registered public accountants for the fiscal year ending December 31, 2026 and approval of any other matter that may properly come before the 2026 Annual Meeting requires the affirmative vote of a majority of the voting power of the Company entitled to vote on the matter before the 2026 Annual Meeting, present in person or by proxy, is required to approve these proposals. As a result, broker non-votes, if any, will not affect the outcome of the vote on these proposals because they are not considered shares present and entitled to vote on the matter. Abstentions on this proposal will have the effect of a vote against the proposal. We believe that the proposal to ratify our independent registered public accounting firm is a “routine” matter, and we do not expect a significant number of broker non-votes on the proposal.

The accompanying proxy card provides space for you to vote “FOR” or to “WITHOLD” your vote for: (i) the nominees for the Board of Directors identified herein; and “FOR”, “AGAINST”, or to “ABSTAIN” from voting for (ii) the ratification of the appointment of Whitley Penn as our independent registered public accountants for the fiscal year ending December 31, 2026; and (iii) the adjournment of the 2026 Annual Meeting, if necessary, to solicit additional proxies in favor of the Board of Directors’ recommended actions with respect to proposals one through two; and transaction of such other business as may properly come before the meeting and any adjournment(s) thereof.

When a signed proxy card is returned with voting choices specified for the matters, the proxies designated on the proxy card will vote the shares in accordance with the stockholder’s instructions. We have designated John DeLuca as the proxy for the stockholders. If you desire to name another person as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of the other person to act as your proxy. In such a case, it will be necessary for you to sign the proxy card and deliver it to the person named as your proxy, and for the named proxy to be present and vote at the 2026 Annual Meeting. Proxy cards so marked should not be mailed to us.

If you sign your proxy card and return it to us and you have made no specifications with respect to voting matters, your shares will be voted FOR: (i) the nominees for the Board of Directors identified herein; (ii) ratification of the appointment of Whitley Penn as our independent registered public accountants for the fiscal year ending December 31, 2026; and (iii) the adjournment of the 2026

Annual Meeting, if necessary, to solicit additional proxies in favor of the Board of Directors’ recommended actions with respect to proposals one through two; and the transaction of such other business as may properly come before the meeting and any adjournment(s) thereof.

Inspection of Stockholders

At least 10 days before the 2026 Annual Meeting, we will make a complete list of the stockholders entitled to vote at the 2026 Annual Meeting open for examination by any stockholder for any purpose germane to the meeting. The list will be open for inspection during ordinary business hours at our corporate office, located at 1901 Gateway Drive, Suite 100, Irving, Texas 75038, and will also be available to stockholders upon request.

Appointment of a Third-Party Proxyholder

Stockholders who wish to appoint a third-party proxyholder to represent them at the meeting must submit a copy of their completed proxy card naming their assigned proxyholder for the meeting and email the proxyholder's name to ir@envela.com. Stockholders must submit a copy of their proxy form that names their third-party proxyholder before registering the proxyholder. Failure to register a duly appointed proxyholder will result in the proxyholder not receiving the information needed to participate in the meeting and being unable to attend. The third-party proxyholder must have been registered prior to the day of the meeting.

Revocability of Proxies

You have the unconditional right to revoke your proxy at any time prior to the voting of the proxy by taking any act inconsistent with the proxy. Acts inconsistent with the proxy include notifying our Secretary in writing of your revocation, executing a subsequent proxy, or personally appearing at the 2026 Annual Meeting and casting a contrary vote. However, no revocation will be effective unless, at or prior to the 2026 Annual Meeting, we have received notice of such revocation.

CORPORATE GOVERNANCE

General

We are committed to sound corporate governance principles. Our business affairs are managed under the direction of our Board of Directors, who also ensure the Company's continuity. Our directors are elected at an annual meeting of our stockholders by the holders of shares entitled to vote in the election of directors, except in the case of a vacancy, which may be filled by an affirmative vote of a majority of the remaining directors. Each director is elected to serve until the annual meeting of stockholders following their election or until they choose to resign from the position. Senior leadership regularly keeps Board members updated regarding developments affecting the Company and its underlying markets. The Board is also responsible for ensuring that our activities are conducted in accordance with appropriate governance policies and risk management strategies. We have determined that we are a “controlled company” under the Exchange's rules because over 50% of our voting power is held by a single individual.

Director Independence

Our Board has determined that current board members Vince A. Ackerson, Alexandra C. Griffin, Jim R. Ruth, Richard D. Schepp, and Vicky C. Teherani are “independent” under the standards of the Securities Exchange Commission (“SEC”) and the Exchange. Under applicable SEC and Exchange rules, certain “related person” transactions between a director and the Company that exceed certain thresholds must be disclosed and preclude our Board from finding that the director is independent. In addition to transactions required to be disclosed under SEC rules, our Board considered certain other relationships in making its independence determinations and, in each case, determined that such other relationships did not impair the director’s ability to exercise independent judgment on our behalf.

Board Composition

Our bylaws stipulate a minimum of five and a maximum of seven directors, with six sitting directors as of the date of this Proxy Statement. We believe directors should have diverse backgrounds and qualifications, including exceptional character and integrity, strong business acumen, leadership ability, a strategic mindset, as well as knowledge of our industry and of accounting, finance, and legal matters; along with strong communication and interpersonal skills; and the ability and willingness to devote time to our Company. We believe that all of our directors have the representative attributes necessary to carry out their overall board and committee duties and have committed to devote sufficient time to their role in providing strategic oversight of the Company.

Board Leadership

Board Chairman

The Chairman of our Board is our Chief Executive Officer (“CEO”). Also, per our bylaws, the Chairman of our Board presides, when present, at all meetings of the stockholders and at all meetings of our Board. The Chairman of our Board generally supervises our affairs, has general and active control of all of our business, and sees that all orders and resolutions of our Board and our stockholders are carried into effect. We have determined that this leadership structure is appropriate, given the need for centralized oversight.

Lead Independent Director

On June 11, 2014, the Board passed a resolution to create the role of Lead Independent Director. On August 12, 2025, Vince A. Ackerson was appointed as the Lead Independent Director. The Lead Independent Director consults with the Chairman in setting the schedule and agenda for Board meetings; coordinates, moderates, and presides over executive sessions of the independent directors; acts as a liaison between independent directors and the Chairman; and assists the Board and officers in providing oversight for the Company’s governance guidelines and policies.

Board Committees and Responsibilities

Board Meetings and Attendance at Annual Meeting

Our Board meets as often as necessary to perform its duties and responsibilities. During fiscal 2025, the Board and its committees met four times in person or virtually. All members of our Board were present, either in person or virtually, at all of our board meetings in 2025 and at each meeting of a committee of which such director is a member. Management also regularly conferred with directors between meetings regarding Company matters. It is the Company’s policy that each director should make every reasonable effort to attend the annual meeting of stockholders. No members of our Board were present at the 2025 Annual Meeting.

Audit Committee

Vicky C. Teherani was appointed chairperson of the Audit Committee on April 18, 2026. Ms. Teherani is also an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the Securities Act of 1933 (the “Securities Act”). Ms. Teherani is also deemed “independent,” as defined by the listing standards of the Exchange. The other members of the Audit Committee are independent directors, Alexandra C. Griffin and Richard D. Schepp, with Alexandra C. Griffin also deemed an “audit committee financial expert.”

The Audit Committee is primarily tasked with overseeing our financial reporting process, evaluating independent auditors, and, where appropriate, exercising its duty to replace them. Management is responsible for preparing the Company’s financial statements, and independent auditors are responsible for auditing them.

In addition to its regular activities, the Audit Committee is available to meet with the independent auditors, the CEO, or the Chief Financial Officer (“CFO”) whenever a special situation arises, and it meets as often as necessary to perform its duties and responsibilities. During fiscal 2025, the Audit Committee met four times in person or virtually.

We have adopted a formal written charter, and the Audit Committee reviews and reassesses its adequacy annually.

The Audit Committee’s charter is available under the “Corporate Governance” menu of our website at www.envela.com.

Governance, Compensation, and Nominating Committee

On August 12, 2026, the Board dissolved the Compensation Committee and the Compliance, Governance, and Nominating Committee and created the Governance, Compensation, and Nominating Committee, effectively combining the predecessor committees. Vince A. Ackerson, an independent director, was appointed chairperson of the Governance, Compensation, and Nominating Committee on August 12, 2026. The other members of the Governance, Compensation, and Nominating Committee are John R. Loftus, as a non-independent director, and Jim R. Ruth, as an independent director.

The Governance, Compensation, and Nominating Committee is primarily tasked with the following matters.

Governance

Developing and maintaining the Company’s corporate-governance policies, monitoring the Company’s compliance with its code of conduct and ethics, and any related matters required by federal securities laws.

Compensation

Review, approve, and determine the compensation of our executive officers to ensure we uphold ethical compensation standards and that they are fairly compensated based on their performance and contributions to the Company.

Nominating

Assessing, developing and communicating with the Board of Directors the appropriate selection criteria required for members of the Board (e.g., judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of a candidate’s experience with the experience of other Board members, and the extent to which a candidate would be a desirable addition to the Board and any of its committees). The Governance, Compensation, and Nominating Committee will consider nominations of director candidates validly made by stockholders in accordance with applicable laws, rules, and regulations, and provisions of the Company’s charter documents. The Governance, Compensation, and Nominating Committee will review such candidates in the same manner as it evaluates new and incumbent directors.

See “Stockholder Communications and Proposals” below for additional information on how to submit a director nomination to the Board of Directors.

The Governance, Compensation, and Nominating Committee has the authority to delegate any of its responsibilities, including the authority to take action related to such responsibilities, to one or more subcommittees as the Governance, Compensation, and Nominating Committee may deem appropriate in its sole discretion.

All nominees standing for election as members of our Board were selected by the Governance, Compensation, and Nominating Committee based on a review of each individual’s background, credentials, and business experience.

The Governance, Compensation, and Nominating Committee meets as often as necessary to perform its duties and responsibilities. During fiscal 2025, the Governance, Compensation, and Nominating Committee met four times in person or virtually.

We have adopted a formal written charter, and the Governance, Compensation, and Nominating Committee reviews and reassesses its adequacy annually.

The Governance, Compensation, and Nominating Committee’s charter is available under the “Corporate Governance” menu of our corporate website at www.envela.com.

Board’s Role in Risk Oversight

Like other companies, we face a variety of risks, including investment, liquidity, and operational risks. Our Board believes that an effective risk management system should: (i) timely identify the material risks that we face; (ii) communicate necessary information with respect to material risks to executives and key leadership and, as appropriate, to the relevant committees of our Board; (iii) implement appropriate and responsive risk management strategies consistent with our risk profile; and (iv) integrate risk management into decision-making. Our Board is tasked with overseeing risk and periodically meets with management and advisors to assess the adequacy and effectiveness of our risk-management processes and to analyze the most likely future sources of risk for us. Our Board encourages executives and key leadership to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations.

Policies

Our policies are reviewed regularly and amended as needed. Our Code of Business Conduct and Ethics policy outlines prohibited actions, as well as deemed conflicts of interest or conduct that appears improper, for our directors, executive officers, and employees. Further, our directors, executives, and employees (including certain family members of each group) must also adhere to the Company’s Anti-Hedging Policy. The general constructs of these policies are referenced below.

Anti-Hedging Policy

We have an Anti-Hedging policy that prohibits our directors, executive officers, and employees from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange-traded funds, or similar instruments, or selling our securities short.

Clawback Policy

In accordance with SEC and NYSE American rules, we have adopted a Clawback policy. Under our Clawback policy, we will recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that we are required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws (as such terms are defined in the Clawback policy).

Code of Business Conduct and Ethics Policy

We have a Code of Business Conduct and Ethics policy that applies to our directors, executive officers, and employees. Furthermore, our Code of Business Conduct and Ethics policy contains provisions governing the purchase, sale, and/or other distribution of the Company’s securities by directors, officers, and employees of the Company and the Company itself that are reasonably designed to promote compliance with insider trading laws, rules, and regulations. Any transactions between the Company and our executive officers, directors, principal stockholders, or other affiliates have been on terms no less favorable to us than the Board believes could be obtained from unaffiliated third parties on an arm's-length basis.

The latest copy of our Code of Business Conduct and Ethics policy is available under the “Governance” menu on our website at www.envela.com.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Background

Six directors are proposed for election at the 2026 Annual Meeting. If elected, each director will hold office until the next annual meeting of stockholders or until his/her successor is elected and qualified.

The six nominees for election as directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified are John R. Loftus, Vince A. Ackerson, Alexandra C. Griffin, Jim R. Ruth, Richard D. Schepp, and Vicky C. Teherani. All nominees have consented to serve if elected, and we have no reason to believe that any of the nominees named will be unable to serve. If any nominee becomes unable to serve: (i) the shares represented by the designated proxies will be voted for the election of a substitute as our Board of Directors may recommend; or (ii) our Board of Directors may fill the vacancy at a later date after selecting an appropriate nominee.

The Governance, Compensation, and Nominating Committee of the Board nominated the individuals named below for election to our Board of Directors.

		Director
Name	Age	Since	Position

John R. Loftus (1)	57	December 2016	Chairman of the Board, CEO, and President

Vince C. Ackerson (1),(3)	69	July 2025	Lead Independent Director and Chairperson of the Governance, Compensation, and Nominating Committee

Alexandra C. Griffin (2)	37	January 2017	Independent Director

Jim R. Ruth (1)	62	January 2017	Independent Director

Richard D. Schepp (2)	65	December 2021	Independent Director

Vicky C. Teherani (2),(3)	69	February 2026	Independent Director and Chairperson of the Audit Committee
(1)	Member of the Governance, Compensation, and Nominating Committee.
(2)	Member of the Audit Committee.
(3)	Mr. Ackerson and Ms. Teherani were elected to the Board on June 25, 2025, and deferred their appointments.

See “Security Ownership of Certain Beneficial Owners and Management” for additional information about the nominees, including their ownership of securities issued by the Company.

Information Concerning Experience, Qualifications, and Skills of the Director Nominees

John R. Loftus
Chairman of the Board, CEO, and President

Outside Public Company Directorships	Education
None	Master of Business Administration (“MBA”) from the SMU Cox School of Business
Background and Qualifications

Under John R. Loftus’ guidance, the Company posted its ninth consecutive annual profit in 2025. Mr. Loftus is qualified to serve on the Board due to his service as the Company’s CEO for over nine years and because his role and experience enable him to bring invaluable operational, financial, regulatory, and governance perspectives to the Board.

Vince A. Ackerson
Lead Independent Director and Chairperson of the Governance, Compensation, and Nominating Committee

Outside Public Company Directorships	Education
None	Bachelor of Science in Business Administration ("BSBA”) and an MBA from Louisiana State University
Background and Qualifications

Vince A. Ackerson was a founding member and served as Vice Chairman at Texas Capital Bank, the eighth-largest bank in Texas by asset size, prior to his retirement in 2021. Mr. Ackerson also served as Chief Lending Officer and President over the five major markets in Texas. Mr. Ackerson is qualified to serve on the Board due to his extensive capital markets experience and executive leadership within a leading financial institution.

Alexandra C. Griffin
Independent Director

Outside Public Company Directorships	Education
None	Bachelor of Science in Accounting from the University of Texas at Arlington
Background and Qualifications

Alexandra C. Griffin currently serves as an Accounting Manager for Zelus Analytics, which was acquired by Teamworks in September 2024. Prior to joining Zelus Analytics, she was an Accounting Manager at Intercontinental Capital Group for 2022 and held a variety of accounting positions at PrimeLending from 2015 through 2021. Ms. Griffin is a Certified Public Accountant ("CPA”) and is qualified to serve on the Board due to her strong background in accounting, financial analysis, and reporting.

Jim R. Ruth
Independent Director

Outside Public Company Directorships	Education
None	Bachelor of Science degree from the University of Michigan and an MBA from the SMU Cox School of Business
Background and Qualifications

Jim R. Ruth served as the Chief Executive Officer for OppMetrix, a leading teaming platform for small federal contractors in the software-as-a-service space, before his retirement in 2020. Mr. Ruth is qualified to serve on the Board due to his executive experience.

Richard D. Schepp
Independent Director

Outside Public Company Directorships	Education
None	Bachelor of Business Administration ("BBA”) from the University of Wisconsin-Eau Claire and a Juris Doctorate from the University of Wisconsin Law School.
Background and Qualifications

Richard D. Schepp was the Chief Administrative Officer for Kohl’s Corporation before his retirement in 2018, during which he was responsible for Kohl’s human resources, legal, risk management, and compliance; real estate; business development; and store construction and design. Mr. Schepp is qualified to serve on the Board due to his extensive retail experience and previous leadership roles.

Vicky C. Teherani
Independent Director and Chairperson of the Audit Committee

Outside Public Company Directorships	Education
None	BBA and an MBA from The University of Texas at Arlington
Background and Qualifications

Vicky C. Teherani has served as the Chief Financial Officer of PAJ Inc., a privately held global jewelry manufacturing company headquartered in Dallas, since 2016. Prior to PAJ Inc., she served as Vice President and Treasurer for A.H. Belo Corp., a Dallas media company that operated newspapers and television stations in five metropolitan areas throughout the United States. Ms. Teherani is a CPA and qualified to serve on the Board due to her strong background in the jewelry industry and extensive experience in accounting and finance.

Vote Required

Directors will be elected by a plurality of the votes cast by holders of our Common Stock, voting in person once authenticity is established or by proxy, at the 2026 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

DIRECTOR COMPENSATION

General

Beginning in January 2017, the Compensation Committee recommended that independent directors be paid cash compensation of $10,000 per year, in $2,500 quarterly increments due on the day of each quarterly board meeting. The full Board subsequently approved these recommendations. There are no other forms of compensation.

Director’s Compensation Table

The following table sets forth the total compensation paid to our directors (other than directors who are Named Executive Officers whose compensation is described below under the heading “Summary Compensation Table”) for their service on our Board and committees of the Board during fiscal 2025.

	Director
	Fees Earned or Paid in
Name	Cash ($)	Total ($)
Vince A. Ackerson	5,000	5,000
Alexandra C. Griffin	10,000	10,000
Jim R. Ruth	10,000	10,000
Richard D. Schepp	10,000	10,000
Vicky C. Teherani	—	—

	35,000	35,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Beneficial Ownership

Greater than Five Percent

The following table sets forth the beneficial ownership of each stockholder known by us to own beneficially more than five percent of our outstanding shares of Common Stock as of April  27, 2026. Common Stock beneficially owned and percentage ownership as of April  27, 2026, was based on 25,963,476 shares outstanding.

	Name and		Amount and	Percent
	Address of		Nature of	of
Title of Class	Beneficial Owner		Beneficial Ownership	Class

Common Stock	John R. Loftus	(1)	19,180,187	73.9%
1901 Gateway Drive, Suite 100
Irving, TX 75038
(1)

Based solely on information disclosed in the Schedule 13D/A, jointly filed with the SEC on May 24, 2019, by Eduro Holdings, LLC (“Eduro”), N10TR, LLC (“N10TR”), and John R. Loftus. Eduro and Mr. Loftus reported shared voting and dispositive power with respect to 6,365,460 shares. N10TR and Mr. Loftus reported shared voting and dispositive power with respect to 12,814,727 shares.

Executive Officers and Directors

The following table sets forth information as of April  27, 2026. Except as otherwise noted, the address of each of the following beneficial owners is c/o Envela Corporation, 1901 Gateway Drive, Suite 100, Irving, TX 75038.

	Name and		Amount and	Percent
	Address of		Nature of	of
Title of Class	Beneficial Owner		Beneficial Ownership	Class
Common Stock	John R. Loftus	(1)	19,180,187	73.9%
Common Stock	John G. DeLuca		3,141	*
Common Stock	Vince A. Ackerson		—	*
Common Stock	Alexandra C. Griffin		2,300	*
Common Stock	Jim R. Ruth		12,000	*
Common Stock	Richard D. Schepp		15,000	*
Common Stock	Vicky A. Teherani		—	*

	All Executive Officers, Directors, and Nominees		19,212,628	74.0%
*	Less than one percent.

(1)	Based solely on information disclosed in the Schedule 13D/A, jointly filed with the SEC on May 24, 2019, by Eduro, N10TR, and John R. Loftus. Eduro and Mr. Loftus reported shared voting and dispositive power with respect to 6,364,460 shares. N10TR and Mr. Loftus reported shared voting and dispositive power with respect to 12,814,727 shares.

PROPOSAL TWO:

TO APPROVE THE RATIFICATION OF WHITLEY PENN AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Background

We originally engaged the firm of Whitley Penn in May 2012 as our principal independent accountant to audit our financial statements. The members of the Board unanimously approved the engagement of Whitley Penn. Prior to the engagement of Whitley Penn, neither we nor any person on our behalf consulted Whitley Penn regarding either: (i) the application of accounting principles to a specified completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements; or, (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K, promulgated under the Securities Act and the related instructions to such Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Act).

The Audit Committee appointed Whitley Penn as our independent registered accountants to audit our financial statements for the fiscal year ending December 31, 2025, and has further directed that management submit the selection of independent registered accountants for ratification by our stockholders at the 2026 Annual Meeting. Stockholder ratification of the selection of Whitley Penn is not required by our bylaws or otherwise. However, we are submitting the selection of Whitley Penn to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Whitley Penn. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Envela and our stockholders.

Representatives of the firm of Whitley Penn are expected to be present at our 2026 Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by our independent accountants, Whitley Penn, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee’s pre-approval policy: (i) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Whitley Penn’s independence is not impaired; (b) describes the audit and tax services that may be provided; and (c) sets forth pre-approval requirements for all permitted services.

The Audit Committee is informed of each service actually rendered.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for the audits of our annual Consolidated Financial Statements for fiscal 2025 and fiscal 2024.

Type of Fees	2025	2024
Audit Fees (1)	$443,655	$425,337
Audit-Related Fees (2)	—	—
Tax Fees (3)	79,290	61,565

	$522,945	$486,902

(1)  Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, and the quarterly reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q.

(2)	Audit-related fees consist of fees related to services performed outside the scope of the engagement letter that are reasonably related to the annual audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, and the quarterly reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q.

(3)Tax fees consist of fees for preparing and filing our federally consolidated tax return and all applicable state tax returns.

Vote Required

The affirmative vote of a majority of the voting power of the Company entitled to vote on the matter before the 2026 Annual Meeting, present in person or by proxy at the 2026 Annual Meeting, assuming a quorum is present, is required for the ratification of our independent registered accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF WHITLEY PENN AS THE COMPANY’S INDEPENDENT REGISTERED FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements with management and Whitley Penn, our independent registered accounting firm, and all matters required to be discussed by the American Institute of Certified Public Accountants, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received written disclosures, including the letter from Whitley Penn required by applicable PCAOB rules regarding Whitley Penn’s communications with the Audit Committee concerning independence, and has discussed its independence with Whitley Penn.

Based on the review and discussions noted in the preceding two paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the years ended December 31, 2025 and 2024 be included in our annual report on Form 10-K with the SEC.

The Audit Committee acts pursuant to its Charter. Each Audit Committee member qualifies as an independent director under the Exchange’s current listing standards. The report has been furnished by the Audit Committee of our Board of Directors.

Alexandra C. Griffin

Richard D. Schepp

Vicky C. Teherani

TRANSACTIONS WITH RELATED PERSONS

General

The Company has a corporate policy governing the identification, review, consideration, and approval or ratification of transactions with related persons (each such person, a “Related Party”), as that term is defined in the Instructions to Item 404(a) of Regulation S-K, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Reportable Transactions Review Procedures

All Related Party transactions are identified and approved prior to their consummation to ensure they are consistent with the Company’s and the stockholders’ best interests. Among other factors, the Company’s Board considers the size and duration of the transaction, the nature and interest of the Related Party in the transaction, whether the transaction may involve a conflict of interest, and if the transaction is on terms that are at least as favorable to the Company as would be available in a comparable transaction with an unaffiliated third party. Envela’s Board reviews all Related Party transactions at least annually to determine if it is in the best interest of the Company and the Company’s stockholders to continue, modify, or terminate any Related Party transactions.

There were no material Related Party transactions during fiscal 2025 or fiscal 2024.

EXECUTIVE OFFICERS

General

The following table sets forth certain information regarding the Company’s current executive officers:

		Employee or
		Director
Name	Age	Since	Position

John R. Loftus	57	December 2016	Chairman of the Board, CEO, and President

John G. DeLuca (1)	49	January 2023	CFO, Secretary, and Treasurer
(1)	On March 19, 2024, Mr. DeLuca was elected as the CFO effective March 25, 2024, and has also served as the Secretary and Treasurer since May 7, 2024.

Information Concerning Experience, Qualifications, and Skills of the Executive Officers

John R. Loftus
Chairman of the Board, CEO, and President

Education	Background and Qualifications
MBA from the SMU Cox School of Business	Under John R. Loftus’ guidance, the Company posted its ninth consecutive annual profit in 2025.

Hn
John G. DeLuca
CFO, Secretary, and Treasurer

Education	Background and Qualifications
BSBA and an MBA from John Carroll University

John G. DeLuca has a comprehensive background in accounting, financial reporting, and financial planning and analysis, and has spent the majority of his career in the secondary-metals processing industry. Prior to joining the Company, he served as the CFO of Move It Storage in 2022 and as the Senior Vice President of Accounting and Finance for AIM Recycling, LLC in 2021. Mr. DeLuca is a CPA.

EXECUTIVE COMPENSATION

General

Our Board is responsible for establishing and administering executive compensation and employee-benefit programs in the context of our overall goals and objectives. This duty has been delegated to the Compensation Committee in accordance with the Compensation Committee’s Charter. The Compensation Committee reviews the Company’s executive compensation program at least annually and approves appropriate modifications to executive officer compensation, including specific amounts and types of compensation. The Compensation Committee is responsible for establishing compensation for the CEO and the CFO. The Compensation Committee establishes the annual compensation of non-employee directors and oversees our equity compensation plans, including the administration of our stock-based compensation plans.

Compensation Program

The objectives of our compensation program are to: (i) provide a competitive, comprehensive compensation package to attract, retain, and motivate highly talented personnel at all levels of our organization; and (ii) provide incentives and rewards for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. We seek to structure compensation packages that are competitive within the industry while maintaining and promoting our interests and those of our stockholders.

We believe that executive compensation should reflect the executive’s responsibilities, the relative value of the position, and the level of industry competition for quality personnel. Our executive-compensation program includes three primary components:

●	Base salary is the guaranteed element of executives’ annual cash compensation. Base-salary amounts reflect the Compensation Committee’s assessment of the employees’ long-term performance, skill set, and the market value of such a skill set.

●	Performance-based incentive cash bonuses are intended to reward executives for achieving specific financial and operational goals at the corporate and individual levels.

●	Long-term incentive awards are provided through grants of stock options and restricted stock units. They are intended to encourage executives to seek long-term Company success and to align their interests with those of the stockholders.

Advice of Compensation Consultant

In February 2015, as part of a set of corporate governance reforms that the Board implemented, the Compensation Committee recommended, and the Board approved an Executive Compensation Policy. As part of this policy, the Compensation Committee is required to retain an independent compensation consultant at least once every three years to review the Company’s compensation philosophy and plan to ensure that the criteria, factors, and policies and procedures for determining compensation comport with current best practices. Such a consultant shall make recommendations to the Compensation Committee and/or the entire Board regarding any appropriate actions to better align executive and director compensation with stockholder interests and long-term value creation. The Compensation Committee has retained the law firm of Egan Nelson LLP (“Egan”) to analyze our executive compensation program as compared to our peers. Egan issued its findings to the Compensation Committee in a report dated June 17, 2025, noting that our philosophy, policies, and procedures are consistent with industry practice; that our executive compensation is within the salary range of similarly situated officers of public companies; and the Company’s independent director compensation is within the range of independent director compensation for similarly situated companies.

Summary Compensation Table

The following tables and discussion set forth the compensation paid or accrued to our CEO (or person acting in a similar capacity), and our two most highly compensated executive officers other than our CEO (“Named Executive Officers”), for all services rendered to us by these individuals in all capacities for fiscal 2025 and fiscal 2024.

	Fiscal			Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)

John R. Loftus	2025	—	—	—
CEO (1)	2024	—	—	—

John G. DeLuca	2025	238,461	55,000	293,461
CFO (2)	2024	220,000	60,000	280,000
(1)	Mr. Loftus has chosen not to receive compensation during the years presented.

(2)   On March 19, 2024, Mr. DeLuca was elected as the CFO effective March 25, 2024.

Pay-Versus-Performance

We are required to disclose the designated pay-versus-performance measures for the principal executive officer (“PEO”) and certain other non-PEO named executive officers (“NEOs”). As a qualifying Smaller Reporting Company, Envela has elected to provide scaled disclosure.

Pay-Versus-Performance
	PEO		Non-PEO NEOs		Performance
Value of
			Average		initial
			Summary	Average	Fixed $100
			Compensation	Compensation	Investment
			Table	Actually	Based on
	Summary	Compensation	Total for	Paid to	Total
	Compensation	Actually Paid	Non-PEO NEOs	Non-PEO NEOs	Shareholder	Net Income
Year	Paid to PEO (1)	to PEO (1)	($) (2)	($) (2)(3)	Return ($) (4)	($)

2025	—	—	293,461	293,461	254.37	14,596,978
2024	—	—	227,500	227,500	136.69	6,757,059
2023	—	—	175,000	175,000	92.40	7,147,452
(1)	Mr. Loftus was the Company’s PEO for the fiscal years ended December 31, 2025, 2024, and 2023; he chose not to receive compensation during the years presented.
(2)	Amounts for the fiscal year ended December 31, 2024, represent the average compensation for Mr. DeLuca and the former CFO Brett A. Pederson.

(3) There was no difference between the amounts included in the summary compensation table and the compensation actually paid to the Company’s non-PEO NEOs.

(4) The amount shown in the table reflects the cumulative change at the end of the periods presented from an initial investment of $100, as if it were made on December 31, 2022.

Discussion on Pay-Versus-Performance

The following discussion sets forth the relationship between the compensation actually paid to the PEO and the average compensation actually paid to the NEOs other than the PEO for fiscal years 2025, 2024, and 2023 (collectively, “CAP”) to each of (1) net income and (2) Total Stockholder Return (“TSR”).

The average CAP for the PEO during the three years presented was $0. The average CAP for the non-PEO NEOs during the three years presented was $231,987.

During the time period presented, the net income for fiscal 2023 was approximately $7.1 million. For the second year, fiscal 2024, net income decreased to approximately $6.8 million. For the third year, fiscal 2025, net income increased to approximately $14.6 million.

Compared with the base measurement date of December 31, 2022, TSR for fiscal 2023 was (7.6)%. The second year presented, fiscal 2024, TSR increased to 36.7%. The third year, fiscal 2025, saw TSR increase to 154.4%.

Employment Agreements

There are no employment agreements as of December 31, 2025; however, each executive officer is a beneficiary of customary indemnification agreements.

Equity Compensation Plan Information

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Governance, Compensation, and Nominating Committee does not take material nonpublic information into account when determining the timing and terms of equity awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. To date, the Company has not granted any equity awards under the 2025 Plan.

During the year ended December 31, 2025, none of our named executive officers were awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a periodic or current report with the SEC that disclosed material nonpublic information and ending one business day after the filing or furnishing of such reports.

Equity Compensation Plans

On June 25, 2025, our shareholders approved the adoption of the 2025 Equity Incentive Plan (the "2025 Plan”), effective June 25, 2025. The 2025 Plan provides for the grant of up to 1.1 million shares of Common Stock pursuant to awards granted under the plan.

The 2025 Plan will remain in effect for a term of ten years from the effective date, unless sooner terminated by the Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows.

Number of securities
available for future
		Weighted-average	issuance under equity
	Number of securities	exercise price	(excluding securities
	issued upon exercise	of outstanding	issuable upon exercise
	of outstanding options,	options, warrants,	of outstanding
Plan Category	warrants, and rights	and rights	options, warrants, and rights)

Equity compensation plans approved by security holders: 2025 Plan	—	—	1,100,000

Equity compensation plans not approved by security holders: None	—	—	—
	—	—	1,100,000

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards as of December 31, 2025.

PROPOSAL THREE:

ADJOURNMENT OF THE 2026 ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE BOARD OF DIRECTORS’ RECOMMENDED ACTIONS WITH RESPECT TO PROPOSALS ONE THROUGH TWO

Background

At the 2026 Annual Meeting, we may ask stockholders to vote to adjourn the meeting to solicit additional proxies in favor of approving Proposals One through two if we have not obtained sufficient votes to approve any such proposal.

Vote Required

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter, assuming a quorum is present at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN THE 2026 ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE BOARD OF DIRECTORS’ RECOMMENDED ACTIONS WITH RESPECT TO PROPOSALS ONE THROUGH TWO.

STOCKHOLDER COMMUNICATIONS AND PROPOSALS

Stockholder Communications with Directors

We have adopted a formal process by which stockholders or other interested parties may communicate with our Board of Directors or any of its members. Our Board recommends that stockholders or other interested parties initiate any communications with the Board in writing and send them by mail to our corporate office at Attn: Investor Relations, c/o Envela Corporation, 1901 Gateway Drive, Suite 100, Irving, TX 75038. This centralized process will assist the Board in appropriately reviewing and responding to such communications. The name of any specific intended Board recipient should be noted in the communication.

The Board of Directors has instructed the investor relations department to forward such correspondence only to intended recipients; however, the Board has also instructed the investor relations department, before forwarding any correspondence, to review such correspondence and, in its discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, correspondence will be forwarded to our corporate secretary for review and possible response. This information is also contained on our website at www.envela.com.

Stockholder Proposals

Stockholder proposals made in compliance with Rule 14(a)-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) to be presented at our 2027 Annual Meeting of Stockholders, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received on or before December 31, 2026, unless the Annual Meeting has been changed by more than thirty days from the date of the 2026 Annual Meeting, in which case stockholder proposals must be received by a reasonable time before the Company begins to print and send its proxy materials. Stockholder proposals made outside the process described in Rule 14(a)-8 of the Exchange Act must be received by April 1, 2027. Such stockholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

Rule 14(a)-4 of the Exchange Act governs our use of discretionary proxy voting authority for stockholder proposals not addressed in the proxy statement. With respect to our 2027 Annual Meeting of Stockholders, if we are not provided notice of a stockholder proposal by April 1, 2027, we will be permitted to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for our 2027 Annual Meeting pursuant to Rule 14a-19 of the Exchange Act must provide notice to the Company no later than April 25, 2027, and comply with the procedural requirements contained in Rule 14a-19 of the Exchange Act.

PERSONS MAKING THE SOLICITATION

Soliciting Proxies

The enclosed proxy is solicited on behalf of the Company and our Board of Directors. We will pay the cost of soliciting proxies in the accompanying form. Our anticipated cost of solicitation is a approximately $13,542. Our officers may solicit proxies by mail, telephone, or electronic means of communication. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our shares of Common Stock.

OTHER MATTERS

General

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies’ discretionary authority to vote the same in accordance with their best judgment in the interest of Envela.

Householding of Proxy Materials

The Company has adopted a process for mailing the 2025 Annual Report and the 2026 Proxy Statement called “householding,” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of the 2025 Annual Report and 2026 Proxy Statement, unless the Company receives contrary instructions from any stockholder at that address. Envela will continue to mail a proxy card to each stockholder of record.

If you are a stockholder of record, requests for additional copies of the 2025 Annual Report and the 2026 Proxy Statement can be directed to 1901 Gateway Drive, Suite 100, Irving, TX 75038, Attn: Investor Relations, c/o Envela Corporation, by telephone at 972-587-4049, or via email at ir@envela.com. Eligible stockholders of record receiving multiple copies of the 2025 Annual Report and the 2026 Proxy Statement can request householding by contacting the Company in the same manner. Envela has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of the 2025 Annual Report and 2026 Proxy Statement, or you may request householding by notifying your broker, bank, or nominee.

Current and prospective investors can also access free copies of our prior Annual Reports, Proxy Statements, and other financial information on the Investors section of our website at www.envela.com.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC, is available (excluding exhibits) without cost to stockholders upon written request made to Attn: Investor

Relations, c/o Envela Corporation, 1901 Gateway Drive, Suite 100, Irving, TX 75038, by telephone at 972-587-4049, via email at ir@envela.com or online on our website: www.envela.com.

By Order of the Board of Directors,

/s/ John R. Loftus
John R. Loftus
Chairman of the Board, Chief Executive Officer, and President

Dallas, Texas
April 27, 2026

THIS PAGE IS INTENTIONALLY LEFT BLANK

IT IS NOT A PART OF EDGAR SUBMISSION

1UPX A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3. 04A7ID 2. To approve the ratification of Whitley Penn, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies in favor of proposals 1 through 2. For Against Abstain For Against Abstain When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 01 - John R. Loftus 04 - Jim R. Ruth 02 - Vince A. Ackerson 05 - Richard D. Schepp 03 - Alexandra C. Griffin 06 - Vicky C. Teherani For Withhold For Withhold For Withhold 1. Election of Directors: You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/ELA or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 10:00 AM, Central Time, on June 24, 2026. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ELA Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

ANNUAL MEETING OF STOCKHOLDERS — June 24, 2026 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints John DeLuca, with full power of substitution, as a Proxy for the stockholder, to attend the Annual Meeting of the Stockholders of Envela Corporation (the “Company”), to be held on Wednesday, June 24, 2026 at 2:00 PM, Central Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other matters as may properly come before this meeting. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This Proxy, when properly executed, will be voted in the manner directed herein by the stockholders of record. If no direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE REVOCABLE PROXY — Envela Corporation C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. ANNUAL MEETING INFORMATION Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on June 24, 2026. We encourage you to access and review all the important information contained in the proxy materials before voting. The 2026 Proxy Statement and the 2025 Annual Report on Form 10-K are available at www.edocumentview.com/ELA. 2026 ANNUAL MEETING ADMISSION TICKET Upon arrival, please present this admission ticket and photo identification. The 2026 Annual Meeting of Stockholders of Envela Corporation will be held on Wednesday, June 24, 2026, 2:00 PM Central Time at 1901 Gateway Drive, Irving, TX 75038